As filed with the Securities and Exchange Commission on February 12, 2021

Registration No. 333-03417
Registration No. 333-75905
Registration No. 333-40370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TUTOR PERINI CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	04-1717070
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, including Zip Code)

Perini Corporation Amended and Restated General Incentive Compensation Plan
Perini Corporation Amended and Restated (1997) General Incentive Compensation Plan
Perini Corporation Amended and Restated Construction Business Unit Incentive Compensation Plan
Perini Corporation Special Equity Incentive Plan
(Full title of the plans)
Wendy A. Hallgren
Executive Vice President and General Counsel
15901 Olden Street
Sylmar, CA 91342-1093
(Name and address of agent for service)
(818) 362-839
(Telephone number, including area code, of agent for service)
Copy to:
Krista P. Hanvey
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, TX 75201
(214) 698-3100
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Tutor Perini Corporation (the “Registrant”):
•Registration Statement No. 333-03417 filed with the Securities and Exchange Commission (the “SEC”) on May 9, 1996, registering 117,174 shares of the Registrant's common stock issuable under the Perini Corporation Amended and Restated General Incentive Compensation Plan and the Perini Corporation Amended and Restated Construction Business Unit Incentive Compensation Plan;
•Registration Statement No. 333-75905 filed with the SEC on April 8, 1999, registering 280,000 shares of the Registrant's common stock issuable under the Perini Corporation Amended and Restated (1997) General Incentive Compensation Plan and the Perini Corporation Amended and Restated Construction Business Unit Incentive Compensation Plan; and
•Registration Statement No. 333-40370 filed with the SEC on June 29, 2000, registering 3,000,000 shares of the Registrant's common stock issuable under the Perini Corporation Special Equity Incentive Plan.
The Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements, and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all securities registered but which remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 2021.

TUTOR PERINI CORPORATION

By:	/s/ Anthony C. Fiore
Anthony C. Fiore
Executive Vice President and Secretary

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.
3